SCHEDULE 14A

 (Rule 14a-101)

 INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

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PracticeWorks, Inc.
(Name of Registrant as Specified In Its Charter)

 Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 30, 2003

Dear PracticeWorks Customer:

I am very pleased and excited to announce that PracticeWorks will be joining forces with Kodak, one of the world’s most recognized and most respected brands.  Combining Kodak’s 100-year history of providing trusted imaging products and services with PracticeWorks’ unwavering focus on integrated solutions to help create the dental practice of the future, this partnership will advance both information and imaging technology for the entire dental industry.

The reason that PracticeWorks and Kodak complement each other is clear: the two companies share the same vision.  PracticeWorks, with its robust practice management software and innovative Trophy digital radiography solutions, understands the importance of integrating information and imaging.  PracticeWorks has been perfecting this powerful combination so that you – our customer – can capture, share and archive your work like never before, greatly enhancing your patient care and increasing your profitability through elevated productivity.  As the industry becomes increasingly “image focused,” the integration of practice management and image management will be sure to accelerate practices everywhere.

Kodak has been a leader in imaging since the company’s inception.  As the marketplace has evolved, Kodak has intensified efforts toward answering the medical industry’s needs with advanced “infoimaging” capability.  The partnership between PracticeWorks and Kodak will be equally committed to combining imaging and information to strengthen the foundation that PracticeWorks has already built in the dental industry.  That’s why it seemed natural to combine the companies’ collective capabilities to allow you to integrate images and information in ways that can save you both time and money, leading to increased productivity and profitability for your practice.

This new relationship will allow you access to a comprehensive portfolio of dental imaging and photography options, with a strong information management backbone and the technology to seamlessly integrate each component.  Furthermore, combining our talents, experience and resources in research and development is destined to lead to breakthrough solutions for the dental profession.

We will continue to stay in touch with you and, as always, proactively anticipate your needs.  We want to assure you that PracticeWorks is conducting business as usual – only now we have a heightened enthusiasm about what lies ahead.  Our vision to create and utilize technology to build the practice of the future is stronger than ever and in the near future will be tremendously advanced by our joining with a great company like Kodak.  The focus is on you, our customer.  Adding value to your practice is our shared priority.

Sincerely,

James K. Price
President and CEO

Legal Notice

PracticeWorks, Inc. will file a proxy statement with the United States Securities and Exchange Commission (SEC) which will describe the proposed transaction with Eastman Kodak Company.  We urge stockholders to review the proxy statement and other information filed with the SEC, because they will contain important information.  The proxy statement will be distributed to stockholders and made available without charge on the SEC’s website.  Investors should read the proxy statement carefully before making any voting or investment decisions.

PracticeWorks and its executive officers and directors may be deemed to be participants in the solicitation of proxies from our stockholders with respect to the transactions contemplated by our agreement with Kodak.  Information regarding such officers and directors will be included in our proxy statement.